UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 27, 2018

Differential Brands Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

1231 South Gerhart Avenue, Commerce, California	90022
(Address of Principal Executive Offices)	(Zip Code)

(323) 890-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 27, 2018, Differential Brands Group Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Global Brands Group Holding Limited (“GBG”) and GBG USA Inc., a wholly-owned subsidiary of GBG (“GBG USA”), to purchase a significant part of GBG’s and its subsidiaries’ North American business, including the wholesale, retail and e-commerce operations, comprising all of their North American kids business, all of their North American accessories business and a majority of their West Coast and Canadian fashion businesses (collectively, the “Business”) for a purchase price of $1.38 billion, to be paid in cash and subject to adjustment (the “Purchase Price”). The acquisition contemplated by the Purchase Agreement (the “Transaction”) is expected to close in the third quarter of 2018, which will result in the combination of the Business with the Company’s existing omni-channel platform, comprised of the Robert Graham, Hudson and Swims brands.

Prior to the consummation of the Transaction, and as a condition to the Company’s obligation to close the Transaction, GBG agreed to, and cause its subsidiaries to, undergo an internal reorganization pursuant to which all of the outstanding equity securities of certain of GBG’s subsidiaries that operate the Business, and certain assets and liabilities related to the Business, will be contributed to a newly formed Delaware limited liability company (“NewCo”). Pursuant to the Purchase Agreement, at the closing, subject to the satisfaction or waiver of the closing conditions, including those discussed below, the Company will purchase all of the outstanding equity interests of NewCo, together with certain additional assets related to the Business, and will assume certain additional liabilities related to the Business.

As discussed in greater detail below under the heading “Debt Commitment Letters,” Ares Capital Management LLC (“Ares”), HPS Investment Partners, LLC (“HPS”) and GSO Capital Partners LP (“GSO”), on one hand, and the Company, on the other hand, entered into Debt Commitment Letters (as defined below), pursuant to which, subject to the terms and conditions set forth therein, Ares, HPS and GSO have agreed to provide fully committed debt financing for the Transaction (the “Debt Financing”). Among the conditions to the funding of the Debt Financing, the Company has agreed to raise an aggregate of $150 million of equity capital in the form of cash investments in shares of common stock of the Company. In this regard, the Company expects that GSO, Ares and Jason Rabin, GBG’s President who is expected to lead the management team at the Company following the closing of the Transaction, will each invest a minimum of $25 million at a purchase price of approximately $8.00 per share of common stock of the Company. The Company expects that the remaining equity capital will be provided by other members of GBG’s existing U.S. management team and other co-investors on substantially similar terms (such equity issuances, together with shares of common stock of the Company to be issued to GSO in connection with the Debt Financing, the “Equity Issuance”). Concurrently with the Equity Issuance, certain affiliates of Tengram Capital Partners, L.P. (the “Tengram Stockholders”) have also agreed to convert, in accordance with their respective terms, all of their shares of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock into shares of the Company’s common stock. Following such conversion and pro forma for the Transaction, the Company will not have any shares of preferred stock issued and outstanding.

The closing of the Transaction is subject to satisfaction or waiver of customary closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act; (ii) the approval of the Transaction by GBG’s stockholders in accordance with applicable Hong Kong listing rules; (iii) the approval of the Equity Issuance by the Company’s stockholders pursuant to NASDAQ listing requirements; (iv) each of GBG and the Company having delivered all required closing deliverables (including certain third party consents in the case of GBG); and (v) the entry into a mutually agreed transition services agreement. Concurrently with the execution and delivery of the Purchase Agreement, stockholders of GBG, collectively representing approximately 25.7% of the issued and outstanding voting stock of GBG, entered into a support agreement with the Company, pursuant to which they agreed to vote their shares in favor of the Transaction.

The Purchase Agreement contains certain customary termination rights, including that each of the Company and GBG has the right to terminate the Purchase Agreement on or after 5:00 p.m. New York City Time on October 31, 2018 if the closing conditions to the Transaction have not been fulfilled by such date. If GBG terminates the Purchase Agreement due solely to the Company’s failure to consummate the Transaction because the Company does not receive the Debt Financing in accordance with the terms and conditions of the Debt Commitment Letters, the Company will be required to pay GBG a termination fee of $2.5 million. If either party terminates the Purchase Agreement due to a willful breach of the Purchase Agreement by the other party that causes a closing condition to fail, the breaching party will be required to pay the terminating party a termination fee of $5 million. In addition, each party also has the right to specifically enforce the obligations of the other party in the Purchase Agreement to consummate the Transaction; provided, however, that GBG and GBG USA cannot require the Company to consummate the Transaction unless, among other things, (i) the Debt Financing is funded, or will be funded, at the closing of the Transaction in accordance with the terms and conditions of the Debt Commitment Letters; (ii) all of the conditions to closing the Transaction have been satisfied or waived (or will be satisfied or waived at the closing of the Transaction); and (iii) GBG confirms that it will close the Transaction.

The Purchase Agreement includes customary representations, warranties and covenants for a transaction of this nature. Among other things, for the period up until the earlier of the closing of the Transaction and the termination of the Purchase Agreement, GBG and GBG USA have agreed to conduct the Business in the ordinary course of business in accordance with applicable law and otherwise refrain from taking certain actions without first obtaining the Company’s written consent. GBG and its affiliates have also agreed not to (i) solicit, encourage, negotiate, facilitate, approve or recommend any alternative transaction or (ii) provide any non-public information regarding, or access to, the Business in connection with an alternative transaction. The parties have also agreed to use their reasonable best efforts to consummate the Transaction including, with respect to the Company, taking all steps necessary to avoid or eliminate every impediment imposed on the Company or its affiliates under applicable U.S. and non-U.S. antitrust law. Subject to certain limitations and conditions set forth in the Purchase Agreement, the parties have agreed to indemnify each other for, among other things, breaches of representations, warranties and certain covenants contained in the Purchase Agreement.

Debt Commitment Letters

In order to secure funding for the Transaction, on June 27, 2018, the Company entered into (i) a commitment letter (the “First Lien Commitment Letter”) with Ares and HPS (collectively, the “First Lien Commitment Parties”) and (ii) a commitment letter (the “Second Lien Commitment Letter” and together with the “First Lien Commitment Letter, collectively, the “Debt Commitment Letters”) with GSO (together with the First Lien Commitment Parties, collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to provide, or cause to be provided through their respective managed funds, the Debt Financing. Pursuant to the Second Lien Commitment Letter and in consideration of its provision of the debt financing under the Second Lien Facility (defined below), funds managed by GSO will also receive shares of common stock of the Company in an aggregate amount equal to 25% of the aggregate common stock outstanding on the date of the Transaction on a fully diluted basis, and will enter into a shareholders agreement on terms to be agreed.

The Debt Financing is anticipated to be comprised of: (i) a first lien term loan facility in a total principal amount of $685.0 million, which facility matures five years from closing (the “First Lien Term Facility”); (ii) a revolving credit facility in a total principal amount of up to $150.0 million, which facility matures four and a half years from closing (the “Revolving Credit Facility”); and (iii) a second lien term loan facility in a total principal amount of $674.0 million, which facility matures six years from closing (the “Second Lien Facility”). Prior to the closing, the First Lien Commitment Parties have the right to reduce the size of the Revolving Credit Facility to $100.0 million with a corresponding increase in the size of the First Lien Term Facility to up to $735.0 million.

The amount of the financing to be provided pursuant to the Debt Financing is subject to adjustment, including based on pro forma compliance with certain closing date leverage ratios, and the funding of the Debt Financing is contingent on the satisfaction of certain conditions set forth in the Debt Commitment Letters. In particular, (i) the amount of financing under the First Lien Term Facility will be automatically reduced to the extent that the first lien leverage ratio on the closing date exceeds 3.25 to 1.00; (ii) the First Lien Term Facility and Revolving Credit Facility will not be required to be funded if the automatic reduction described in the preceding clause (i) would cause the commitments under the First Lien Term Facility to be reduced by more than 20%; and (iii) the amount of financing under the Second Lien Facility will be automatically reduced to the extent that the total leverage ratio on the closing date exceeds 5.75:1.00 (subject to certain adjustments). In addition, the Debt Financing is conditioned upon the occurrence of the Equity Issuance and the Company obtaining factoring agreements of a specified size on commercially reasonable terms. Furthermore, the funding of the Second Lien Facility will not be required to be funded if, among other things, the Purchase Price is reduced by greater than 10% without GSO’s consent or if the Company fails to obtain third party consents under certain material agreements.

The interest rates under the Debt Financing are anticipated to be follows:

•	For the First Lien Term Facility: the lender’s alternate base rate (“ABR”) (with a 2.50% floor) plus 5.00% for base rate loans or adjusted LIBOR (with a 1.50% floor) plus 6.00% for LIBOR Rate Loans, with two 0.25% step downs upon achieving and maintaining a first lien leverage ratio equal to or less than 2.75 to 1.00 and 2.25 to 1.00, respectively.
•	For the Revolving Credit Facility: ABR (with a 1.00% floor) plus 5.00% for base rate loans and adjusted LIBOR (with a 0% floor) plus 6.00% for LIBOR rate loans, with two 0.25% step downs upon achieving and maintaining a first lien leverage ratio equal to or less than 2.75 to 1.00 and 2.25 to 1.00, respectively.
•	For the Second Lien Facility: LIBOR (with a 1.50% floor) plus 7.00%, plus 2.75% payment-in-kind interest (“PIK”) from the closing of the Transaction until December 31, 2019, and adjusted LIBOR (with a 1.50% floor) plus 8.00%, plus 1.25% PIK thereafter (subject to certain adjustments and compliance with certain leverage ratios).

The Debt Financing also will be subject to certain fees, including arrangement fees, upfront fees, agent fees, unused commitment fees and mandatory prepayment premiums. Once funded, the Debt Financing is anticipated to require the Company to comply with certain customary covenants, including financial ratios and negative covenants, and contain certain customary events of default.

The Debt Financing as outlined in the Debt Commitment Letters, together with investments from certain members of management, co-investors and lenders, will be used to finance the Purchase Price, repay and replace the Company’s existing indebtedness (except as otherwise provided in the Debt Commitment Letters) and pay all of the fees, costs and expenses incurred in connection with the Transaction. The Debt Commitment Letters provide that, subject to the satisfaction or waiver of certain conditions, the Debt Financing would be funded concurrently with the closing of the Transaction and secured by first and second priority liens on substantially all of the assets of the Company and certain of its subsidiaries.

Shareholder Approval in connection with Equity Issuance

Given that the Equity Issuance is expected to result in the issuance of more than 20% of the shares of the Company’s common stock outstanding before such issuance, the Company’s stockholders must approve the Equity Issuance pursuant to NASDAQ listing rules, which require any such issuance to be approved by a majority of the total votes cast at a meeting in which a quorum is present or by the written consent of the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote thereon. Concurrently with the execution and delivery of the Purchase Agreement, the Tengram Stockholders, which collectively represent approximately 44.9% of the Company's outstanding voting capital stock, entered into a support agreement with GBG, pursuant to which they agreed to vote their shares in favor of the Equity Issuance. The Company expects to obtain written consent from a limited number of existing stockholders of the Company, which together with the Tengram Stockholders, would constitute the requisite shareholder vote to approve the Equity Issuance. In connection therewith, the Company expects to mail to the stockholders of the Company an information statement in compliance with applicable securities laws prior to closing of the Transaction.

Incorporation by Reference

The foregoing description of the Purchase Agreement and Debt Commitment Letters, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, First Lien Commitment Letter and Second Lien Commitment Letter, copies of which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, hereto and are incorporated herein by reference. It is not intended to provide any factual information about the Company, GBG, GBG USA or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules; may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, GBG, GBG USA or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 28, 2018, the Company determined not to extend its employment agreement, dated as of January 28, 2016 (the “Employment Agreement”), with Michael Buckley, the Company’s Chief Executive Officer and a member of its Board of Directors, beyond its current term expiring on December 31, 2018 and, in accordance with the terms of the Employment Agreement, delivered a notice of non-renewal to Mr. Buckley.

As a result, unless otherwise agreed, Mr. Buckley’s last day of employment will be December 31, 2018. However, to the extent agreed upon, Mr. Buckley may be employed on an at-will basis beginning January 1, 2019. Certain post-employment obligations of Mr. Buckley under the Employment Agreement will remain in effect pursuant to the terms of the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such Employment Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.02 above is incorporated by reference in this Item 5.02.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this Form 8-K involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this Form 8-K that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the parties’ ability to close the Transaction, including the receipt and terms and conditions of any required governmental approval of or required financing for the proposed Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; the diversion of management's time and attention from the Company’s ongoing business during this time period; the impact of the Transaction on the Company’s stock price; the anticipated benefits of the Transaction on its financial results, business performance and product offerings, the Company’s ability to successfully integrate the Business and realize cost savings and any other synergies; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the Company expects; the risk of intense competition in the denim and premium lifestyle apparel industries; the risk that the Company’s substantial indebtedness could adversely affect the Company’s financial performance and impact the Company’s ability to service its indebtedness; the risks associated with the Company’s foreign sourcing of its products and the implementation of foreign production for Hudson’s products, including in light of potential changes in international trade relations brought on by the current U.S. presidential administration; risks associated with the Company’s third-party distribution system; continued acceptance of our product, product demand, competition, capital adequacy, general economic conditions and the potential inability to raise additional capital if required; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns, including consumer demand for denim and premium lifestyle apparel, will have a negative impact on the Company’s financial performance or strategies and the Company’s ability to generate cash flows from its operations to service its indebtedness; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Company’s brands in the marketplace; risks related to the Company’s reliance on a small number of large customers; risks related to the Company’s ability to implement successfully any growth or strategic plans; risks related to the Company’s ability to manage the Company’s inventory effectively; the risk of cyber-attacks and other system risks; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of the Company’s operations or new acquisitions; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations or new acquisitions; risks related to the Company’s pledge of all its tangible and intangible assets as collateral under its financing agreements; risks related to the Company’s ability to generate positive cash flow from operations; risks related to a possible oversupply of denim in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent quarterly reports on Form 10-Q filed with the SEC, and this Form 8-K should be read in conjunction with those reports, together with all of the Company’s other filings, including other current reports on Form 8-K, through the date of this Form 8-K. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this Form 8-K.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Since the Company operates in a rapidly changing environment, new risk factors can arise and it is not possible for the Company’s management to predict all such risk factors, nor can the Company’s management assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company’s future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements. The Company does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of June 27, 2018, by and among Global Brands Group Holding Limited, GBG USA Inc. and Differential Brands Group Inc.*

10.1	Senior Secured Credit Facilities Commitment Letter, dated June 27, 2018, by and among Ares Capital Management LLC, HPS Investment Partners, LLC and Differential Brands Group Inc.

10.2	Second Lien Term Loan Facility Commitment Letter, dated June 27, 2018, by and between GSO Capital Partners LP and Differential Brands Group Inc.

10.3	Employment Agreement, dated as of January 28, 2016, by and between the Differential Brands Group Inc. and Michael Buckley (incorporated by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K filed on February 29, 2016).**

*	The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

**	Management contract and compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIFFERENTIAL BRANDS GROUP INC.

Date: July 3, 2018	By:	/s/ Bob Ross
Name: Bob Ross
Title: Chief Financial Officer